EXHIBIT 10.35
AFFILIATED COMPUTER SERVICES, INC.
1997 STOCK INCENTIVE PLAN
FOR EMPLOYEES IN FRANCE
1. Introduction.
     The Board of Directors (the “Board”) of Affiliated Computer Services, Inc. (the “Company”) has adopted the Affiliated Computer Services, Inc. 1997 Stock Incentive Plan (the “U.S. Plan”) for the benefit of certain employees of the Company, its parent subsidiaries and affiliate companies, including its French subsidiary(ies) (the “ French Entity”) of which the Company holds directly or indirectly at least 10% of the share capital.
     Section 4(b)(vi) of the U.S. Plan generally permits the committee designated by the Board to administer the U.S. Plan (the “Committee”) to establish sub-plans, construe and interpret the U.S. Plan and any benefits granted, to change the terms and conditions of the Options and to make all others determinations which deemed necessary or desirable by the Committee to comply with the applicable local laws and to facilitate compliance with the tax, securities, foreign exchange, probate or other applicable provisions of the laws in other countries (including France). The Committee has determined that it is desirable to establish a sub-plan for the purposes of permitting the options to qualify for favorable local tax and social security treatment in France (the “Optionee”). The Committee, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting options which intend to qualify for the favorable tax and social security treatment in France applicable to options granted under the Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, to qualifying employees who are resident in France for French tax purposes and/or subject to the French social security contributions regime. The terms of the U.S. Plan, as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the Affiliated Computer Services, Inc. 1997 Stock Incentive Plan for Employees in France (the “French Sub-Plan”).
     Under the French Sub-Plan, the eligible employees may be granted Options only as defined in Section 2 hereunder. The Company shall not be permitted to grant Stock Purchase Rights, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Dividend Equivalents under the French Sub-Plan.
2. Definitions.
     Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:
(a)	The term “Option” shall have the following meaning:
(1)	Purchase Stock Options that are rights to acquire Shares repurchased by the Company prior to the vesting of the options; or

(2)	Subscription Stock Options that are rights to subscribe for newly issued Shares;
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     (b) The term “Closed Period” shall mean the specific periods as set forth by Section L. 225-177 of the French Commercial Code, as amended, during which French qualifying options cannot be granted, so long as such Closed Periods are applicable to Options, as described in Section 8 below;
     (c) Notwithstanding any provisions in the U.S. Plan to the contrary, the term “Date of Grant” shall be the date on which the Committee both (i) designates the Optionee and (ii) specifies the terms and conditions of the Option including the number of Shares and the method for determining the Exercise Price. In no event shall the Date of Grant be during a Closed Period, as long as said Closed Periods and any subsequent Closed Periods applicable to Options, as described in Section 8 below;
     (d) The term “Disability” is defined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code and subject to the fulfillment of related conditions.
3. Entitlement to Participate.
     (a) Subject to Section 3(b) below, any individual who, on the Date of Grant, and to the extend required under French law, is either employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Entity or who is a corporate officer of the French Entity, shall be eligible to receive Options under the French Sub-Plan, provided that he or she also satisfies the eligibility conditions of Section 5 of the U.S. Plan.
     (b) Notwithstanding any provisions in the U.S. Plan to the contrary, Options may not be granted under the French Sub-Plan to employees or corporate officers owning more than ten percent (10%) of the Company’s share capital and who otherwise satisfy the eligibility conditions of Section 5 of the U.S. Plan.
     (c) Options may not be issued to corporate executives of the French Entity, other than managing directors (Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de sociétés par actions), unless they are employed by the French Entity, as defined by French law.
4. Conditions of the Option/Purchase Price.
     (a) Notwithstanding any provisions in the U.S. Plan to the contrary, the terms and conditions of the Options shall not be modified after the Date of Grant with retroactive effect except as provided in Section 6 hereunder or as otherwise keeping with French law.
     (b) The method for determining the Exercise Price payable per Share pursuant to Options issued hereunder shall be fixed by the Committee on the Date of Grant, but in no event shall the Exercise Price per Share be less than the greatest of:
(1)	With respect to Purchase Stock Options over Shares: the higher of either 80% of the average quotation price of such Shares during the 20 days of quotation immediately preceding the Date of Grant or 80% of the average purchase price paid for such Shares by the Company;
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(2)	With respect to Subscription Stock Options over Shares: 80% of the average quotation price of such Shares during the 20 quotation days immediately preceding the Date of Grant; and

(3)	The Exercise Price authorized by the U.S. Plan.
5. Exercise of an Option.
     (a) Notwithstanding any provisions in the U.S. Plan to the contrary, upon exercise of an Option, the full Exercise Price and any required tax and/or social charges to be withheld by the French Entity or the Company on behalf of the Optionee must be paid either in cash, by check or by wire transfer, exclusive of any other method of payment. Under a cashless exercise program, if authorized by the Company, the Optionee may also give irrevocable instructions to a stockbroker to properly deliver the Exercise Price to the Company. Notwithstanding any provisions in the U.S. Plan to the contrary, no delivery of prior owned Shares having a fair market value on the date of delivery equal to the aggregate Exercise Price of the Shares may be used as consideration for exercising an Option.
     (b) At the time an Option is granted, the Committee shall fix the period within which the Option vests and may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. Specifically, the Committee may provide for a restriction period measured from the Grant Date for the vesting or exercise of the Option or for the sale of Shares acquired pursuant to the exercise of an Option, designed to obtain the favorable tax and social security treatment pursuant to Section 163 bis C of the French Tax Code. Nevertheless, the restriction on the sale of the Shares cannot exceed three (3) years as from the exercise of the Options. Such restriction period on the vesting or exercise of Options or the sale of Shares shall be set forth in the Stock Option Agreement.
     (c) Notwithstanding any provisions in the U.S. Plan to the contrary, if an Optionee’s employment by the French Entity terminates by reason of his or her death, his or her outstanding Options shall thereafter be immediately exercisable under the conditions set forth by Section 9 of this French Sub-Plan. Any Options which remain unexercised shall expire six months following the date of the Optionee’s death.
     (d) Notwithstanding any provisions in the U.S. Plan to the contrary, if an Optionee’s employment by the French Entity terminates by reason of Disability (as defined in this French Sub-Plan), his or her Options may be exercised as provided in the Stock Option Agreement.
     (e) The Shares acquired upon exercise of the Option will be recorded in an account in the name of the shareholder with a broker or in such other manner as the Company may otherwise determined in order to ensure compliance with applicable law.
6.	Change in Control / Change in Capitalization / Adjustments / Assumptions / Substitutions.
     Adjustments of the Options issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option only in the event of the transactions by the Company listed under Section L. 225-181 of the French Commercial Code, as amended, and in case of a
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repurchase of Shares by the Company at the price higher than the stock quotation price in the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees.
     In the event of an adjustment, assumption or substitution as set forth in Sections 10(a) and 17 of the U.S. Plan, adjustments to the terms and conditions of the French-qualified Options or underlying Shares of Common Stock may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Board, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the French-qualified Options may no longer qualify as French-qualified Options.
     Assumption or substitution of the Options in case of a corporate transaction as defined under Sections 10(a) and 17 of the U.S. Plan as well as an acceleration of the vesting and exercisability of the Options or other mechanism implemented upon such corporate transactions to compensate the Optionees may result in the Options being no longer eligible to the French favorable tax and social security regime.
     If the Options no longer qualify as French-qualified Options, the Committee may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or exercisability of the Options or to the sale of the Shares underlying the Options which have been imposed under this French Sub-Plan or in the Stock Option Agreement delivered to the Optionee in order to achieve the favorable tax and social security treatment for French-qualified Options.
7. Disqualification of Options.
     In the event changes are made to the terms and conditions of the Options due to any requirements under the applicable laws of incorporation of the Company, or by decision of the Company’s shareholders, the Committee, the Options may no longer qualify as respectively French-qualified Options.
     If the Options no longer qualify as French-qualified Options, the Committee may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or exercisability of the Options or to the sale of the Shares underlying the Options which have been imposed under this French Sub-Plan or in the Stock Option Agreement delivered to the Optionee in order to achieve the favorable tax and social security treatment for French-qualified Options.
8. Closed Periods.
     Notwithstanding any provisions in the U.S. Plan to the contrary and because Shares of the Company are traded on a regulated market, Options shall not be granted to Optionees during the Closed Periods defined by Section L. 225-177 of the French Commercial Code, as amended, so long as such Closed Periods are applicable to the Options. The term Closed Period means
(i)	ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or
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(ii)	the period as from the date the corporate management entities (involved in the governance of the company, such as the Board, Committee and supervisory directorate) of the Company know of information which could, in the case it would be disclosed to the public, significantly impact the quotation of the Shares of the Company, until ten quotation days after the day such information is disclosed to the public.
     If the Date of Grant to non-French employees and corporate officers were to occur during an applicable Closed Period, the Date of Grant for French Optionees shall be the first date following the expiration of the Closed Period or any subsequent Closed Periods which would not be a prohibited Date of Grant under the U.S. Plan rules, as determined by the Board, the Committee or a duly empowered person.
9. Death.
     In the event of the death of an Optionee, all Options shall become immediately vested and exercisable. The Optionee’s heirs may exercise the Options within six (6) months following the death, but any outstanding Option which remains unexercised shall expire six (6) months following the date of the Optionee’s Death. The six (6) -month exercise period will apply without regard to the term of the Option, as set forth in Section 10 below.
10. Term of the Option.
     The term of the Options granted under this French Sub-Plan will be nine years and six months (9-1/2). This term can only be extended in the event of the death of the Optionee, and in no event will the term exceed ten years.
11. Transferability.
     Notwithstanding any provision on the contrary in the U.S. Plan, the Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during the life of the Optionee life only by the Optionee.
12. Buy-Out Provisions.
     The Buy-Out provisions as described in Section 9(f) of the U.S. Plan is not applicable to Optionees.
13. Interpretation.
     It is intended that Options granted under the French Plan shall qualify for the favorable tax and social security charges treatment applicable to Options granted under Sections
     L. 225-177 to L. 225-186 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but no undertaking is made to maintain such status. The terms of the French Sub-Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security administrations and the
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relevant guidelines released by the French tax and social insurance authorities and subject to the fulfilment of legal, tax and reporting obligations.
     In the event of any conflict between the provisions of this French Sub-Plan and the U.S. Plan, the provisions of the French Sub-Plan shall control for any grants made to Optionees.
14. Employment Rights.
     The adoption of this French Sub-Plan shall not confer upon the Optionees any employment rights and shall not be construed as part of the Optionees’ employment contracts, if any.
15. Amendments.
     Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or terminate this French Sub-Plan at any time. Such amendments would only apply to future grants and would not be retroactive.
16. Effective Date.
     The French Sub-Plan was adopted by the Company effective December 8, 2006 and actions of the Company were ratified by the Compensation Committee of the Company’s Board of Directors on December 9, 2006.
* * * * *
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APPENDIX 1
AFFILIATED COMPUTER SERVICES, INC.
1997 STOCK INCENTIVE PLAN

AFFILIATED COMPUTER SERVICES, INC.
1997 STOCK INCENTIVE PLAN
     1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option. Stock purchase rights, stock appreciation rights, deferred stock, dividend equivalents and restricted stock may also be granted under the Plan. It is intended that certain Performance Based Grants made to “covered employees” (as defined in Code Section 162(m)(3)) will qualify as performance based compensation under Code Section 162(m)(4)(C), and the pertinent provisions of the Plan shall be interpreted accordingly.
     2. Definitions. As used herein, the following definitions shall apply:
     (a) “Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan, acting pursuant to Section 4(a) of the Plan at the time in question.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Committee” means a committee or committees appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.
     (e) “Common Stock” means the Class A Common Stock of the Company, provided that if the Company’s certificate of incorporation is amended after the date hereof to reclassify any shares of the Company’s stock, “Common Stock” shall include any shares reclassified as Class A Common Stock or any other class of common stock of the Company.
     (f) “Company” means Affiliated Computer Services, Inc., a Delaware corporation.
     (g) “Consultant” means a member of any advisory board of the Company or any Parent or Subsidiary and any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services; provided that the term Consultant shall not include directors who are paid only a director’s fee by the Company, except if such director is a member of any advisory board of the Company or any Parent or Subsidiary.
     (h) “Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.
     (i) “Deferred Stock” means a grant of Shares to be issued at a deferred date pursuant to Section 15(a) below.
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     (j) “Dividend Equivalent” means a grant of rights described in Section 15(b) below.
     (k) “Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
     (i) If the Common Stock is listed on any established stock exchange or a national market system including, without limitation, the New York Stock Exchange (“NYSE”) its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;
     (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock; or
     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator based upon the book value of the Company (or such other valuation method as is deemed appropriate by the Administrator).
     (n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
     (o) “Non-Employee Director” means a director of the Company who is not an Employee.
     (p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (q) “Option” means a stock option granted pursuant to the Plan.
     (r) “Optioned Stock” means the Common Stock subject to an Option.
     (s) “Optionee” means an Employee or Consultant who receives an Option.
     (t) “Parent” means, for purposes of issuance of Incentive Stock Options under the Plan, a “parent corporation,” whether now or hereafter existing, as defined in Section 425(e) of the Code.
     (u) “Performance Based Grant” means an Option or Stock Appreciation Right granted to a “covered employee” (as defined in Code Section 162(m)(3)) that the Administrator designates as a “Performance Based Grant.” Provided, that nothing in the Plan shall be construed to prevent the
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issuance of Options or other rights to such “covered employees” that are not Performance Based Grants if the Administrator so elects.
     (v) “Plan” means this 1997 Stock Plan, as amended.
     (w) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan or a Restricted Stock Grant pursuant to Section 14 of the Plan.
     (x) “Severance Agreement” means a severance agreement or arrangement between the Company and any executive officer of the Company.
     (y) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.
     (z) “Stock Appreciation Right” means an award of a right to benefit from the appreciation of Common Stock granted pursuant to Section 13 of the Plan.
     (aa) “Subsidiary” means, for purposes of issuance of Incentive Stock Options under the Plan, a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 425(f) of the Code.
     3. Stock Subject to the Plan. The maximum aggregate number of Shares which may be optioned, sold, granted, or otherwise issued under the Plan shall initially be 3,675,000, which amount may, at the discretion of the Board, be increased from time to time to a number such that the sum of (a) the number of shares of Common Stock covered by then outstanding options granted pursuant to the Company’s 1988 Stock Option Plan and held by current employees and consultants, as defined in such plan, (b) the number of shares of Common Stock covered by their outstanding options granted pursuant to this Plan and held by current Employees, Consultants and Non-Employee Directors, and (c) the number of shares of Common Stock available for issuance pursuant to options to be granted pursuant to this Plan equals 12.8% of the total number of Shares of Common Stock of the Company and shares of any other class of common stock of the Company outstanding from time to time; provided however, subject to adjustment under Section 17 of the Plan, the number of Shares which may be optioned, sold, granted, or otherwise issued under the Plan shall never be less than 3,675,000. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to adjustment under Section 17 of the Plan, no more than 3,675,000 Shares will be available for the granting of Incentive Stock Options under the Plan.
     If an Option should expire or become unexercisable for any reason without having been exercised in full, or other rights to Shares granted under the Plan should lapse or be forfeited, the unpurchased, unissued or forfeited Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.
     4. Administration of the Plan.
     (a) Procedure.
     (i) Administration with Respect to Directors and Officers. With respect to grants of Options, Stock Purchase Rights and other rights and awards hereunder to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto (“Rule 16b-3”)
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with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. With respect to grants to Non-Employee Directors under the Plan, the Plan shall be administered by the Board in accordance with Rule 16b-3, provided that no Non-Employee Director shall vote on any decision affecting his individual benefits under the Plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Notwithstanding the foregoing, with respect to Performance Based Grants to any “covered employee” (as defined in Code Section 162(m)), the Plan shall be administered by a Committee of the Board comprised solely of two or more outside directors (as defined in Code Section 162(m)(4)(C)). From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.
     (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.
     (iii) Administration with Respect to Consultants and Other Employees. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate and securities laws and of the Code (the “Applicable Laws”). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.
     (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
     (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;
     (ii) to select the Consultants, Employees and Non-Employee Directors to whom Options and Stock Purchase Rights may from time to time be granted hereunder;
     (iii) to determine whether and to what extent Options, Stock Purchase Rights and other rights, or any combination thereof, are granted hereunder;
     (iv) to determine the number of Shares of Common Stock to be covered by each such award granted hereunder; provided, however, that no Optionee who is a “covered employee” as defined in Code Section 162(m)(3) shall receive in any one fiscal year of the
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Company grants of Options and Stock Appreciation Rights with respect to more than the initial number of shares subject to the Plan, as set forth in Section 3;
     (v) to approve forms of agreement for use under the Plan;
     (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion) which shall be set forth in a written award document or agreement approved by the Administrator;
     (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;
     (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period) in accordance with Section 15(a) below;
     (ix) to reduce the exercise price of any Option or Stock Appreciation Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Appreciation Right shall have declined since the date the Option was granted. Any such reduction in exercise price shall be subject to the requirements of section 8(a) below as if a new option were granted, and shall be treated as the granting of additional options for purposes of the share limitation set forth in section 4(b)(iv) above; and
     (x) to determine the terms and restrictions applicable to Restricted Stock, Deferred Stock, and Dividend Equivalents.
     (c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.
     5. Eligibility.
     (a) Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Deferred Stock, Dividend Equivalents and Restricted Stock may be granted to Employees, Consultants and Non-Employee Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Non-Employee Director who has been granted an Option or other awards may, if he is otherwise eligible, be granted an additional Option or Options or other awards.
     (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds
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$100,000 (whether due to acceleration of exercisability, miscalculation or error), such excess Options shall be treated as Nonstatutory Stock Options. In the event that only a portion of the options granted at the same time can be applied to the $100,000 limit, the Company shall issue separate share certificate(s) for such number of shares as does not exceed the $100,000 limit, and shall designate such shares as Incentive Stock Options stock in its share transfer records.
     (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
     (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company’s right to terminate his employment or consulting relationship at any time, with or without cause.
     6. Term of Plan. Subject to any applicable law, the Plan shall continue in effect until terminated pursuant to Section 19; provided, however, that no grants of Incentive Stock Options shall be made under the Plan following the expiration of ten years from the original effective date of the Plan.
     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.
     8. Option Exercise Price and Consideration.
     (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:
     (i) In the case of an Incentive Stock Option
     (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
     (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
     (ii) In the case of a Nonstatutory Stock Option granted to any person, the per Share exercise price shall be determined by the Administrator.
     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) if acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender or, if
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not acquired upon exercise of an Option, were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) delivery of an irrevocable subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.
     9. Exercise of Option.
     (a) Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.
     An Option may not be exercised for a fraction of a Share.
     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.
     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
     (b) Termination of Employment. In the event of termination of an Optionee’s consulting relationship, Continuous Status as an Employee or status as a Non-Employee Director of the Company, such Optionee may, subject to Section 9(g) below, exercise vested Options that are not Incentive Stock Options to the extent and subject to the provisions set out in Optionee’s Notice of Grant and Stock Option Agreement. In the case of an Incentive Stock Option, such Option may be exercised only within sixty (60) days (or such other period of time as is determined by the Administrator, with such determination being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), and only to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that
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Optionee was not entitled to exercise an Incentive Stock Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled under the Option Agreement within the time specified herein, the Option shall terminate.
     (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the case of an Incentive Stock Option, in the event of termination of an Optionee’s Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise an Incentive Stock Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise an Incentive Stock Option at the date of termination, or if Optionee does not exercise such Incentive Stock Option to the extent so entitled within the time specified herein, the Incentive Stock Option shall terminate. However, the twelve (12) month limitation set out in this paragraph shall not apply to limit the exercise period set out in the Stock Option Agreement in the case of any Nonstatutory Stock Option.
     (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, according to its terms, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested at the date of death. To the extent the Option was unvested at the date of death, such unvested portion of the Option shall terminate.
     (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
     (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
     (g) Termination for Cause. Notwithstanding subsections (b), (c) and (d) of this Section 9, any Optionee whose consulting relationship, Continuous Status as an Employee or status as a Non-Employee Director is terminated by the Company for Cause shall forfeit all Options granted under this Plan, whether or not vested. For purposes of this Plan, an Optionee shall be deemed to have been terminated for Cause if the Optionee commits an act of gross negligence or willful misconduct, including, but not limited to, a dereliction of duty or the committing of and conviction for a crime involving breach of fiduciary duty to an employer, a felony or a crime involving moral turpitude.
     (h) Reload Options. In the event a person who is an employee of the Company or a Subsidiary shall exercise an Option (the “Original Option”) by paying all or a portion of the Exercise Price of the shares of Common Stock subject to the Original Option by tendering to the Company shares of Common Stock owned by such person, an Option to purchase the number of shares of Common Stock used for such purpose by the employee (the “Reload Option”) shall be granted to the employee as of the exercise date; provided that a Reload Option has been granted to such Optionee with respect to such Option, as evidenced in his written option agreement. The Reload Option may be exercised at any time during the term of the Original Option, under such terms and conditions, and subject to such limitations, if any, as may be placed on such exercisability in the Agreement.
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     10. Vesting of Options in Certain Events.
     (a) If the Company undergoes a Change of Control, then all of the outstanding Options held by any Optionee, whether or not such Options are vested at such time, shall become vested and exercisable, effective the day immediately prior to such Change of Control. For purposes of the preceding sentence, a “Change of Control” shall have occurred if the Company is merged, consolidated, or reorganized into or with another person, entity, or group of entities under common control or if a majority of the outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity, or group of entities under common control and as a result of such merger, consolidation, reorganization, or sale of capital stock or assets, more than 51% of the combined voting power of the then outstanding voting securities of the surviving person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than 51% of the combined voting power of the Company prior to such transaction.
     (b) The Administrator shall, with respect to any participant under the Plan who has a Severance Agreement with the Company, and in its discretion may, with respect to any other participant under the Plan, include provisions similar to (a) above in the terms of an award of Stock Purchase Rights, Stock Appreciation Rights, Restricted Stock, Deferred Stock, or Dividend Equivalents hereunder.
     11. Non-transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by Will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.
     Notwithstanding the foregoing, Nonstatutory Options granted hereunder shall, with respect to any Participant under the Plan who has a Severance Agreement with the Company, and may in the discretion of the Administrator, with respect to any other participant, be granted on terms that permit transfer without consideration of such Nonstatutory Options by Optionee to:
     (i) the spouse, children or grandchildren of the Optionee;
     (ii) a trust or Uniform Gifts to Minors Act custodial account for the exclusive benefit of the child(ren) or grandchild(ren) of the Optionee; or
     (iii) a partnership or other entity in which the Optionee’s spouse, children and/or grandchildren are the only partners, and permit the pledge of such Nonstatutory Stock Options by an Optionee to the Company or a third party, as security for indebtedness, provided that (A) the stock option agreement pursuant to which such Nonstatutory Options are granted must be approved by the Administrator, and must, except with respect to agreements with any Participant under the Plan who has a Severance Agreement with the Company, expressly provide for transferability in a manner consistent with this Section, and (B) subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of each Agreement and Section 9 hereof the term “Optionee” shall be deemed to refer to the transferee (however, the events of termination of employment specified in Sections 9(b), (c) or (d) hereof shall continue to be applied with respect to the original Optionee). Except as set forth above, Options may not be transferred except by will or the laws of descent and distribution.
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12. Stock Purchase Rights.
     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall be determined by the Administrator), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as “Restricted Stock”.
     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.
     (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.
     (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.
     13. Stock Appreciation Rights.
     The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:
     (a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or, in the case of a grant other than a Performance Based Grant, such other price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.
     (b) Grant. A Stock Appreciation Right may be granted separately, or in tandem with Options or other rights hereunder, whereby the exercise of one such Award affects the right to exercise the other, subject to limitation under Code Section 422 with respect to Incentive Stock Options.
     (c) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee, except that in no event shall a Stock Appreciation Right be
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exercisable prior to the first Anniversary Date of the date of grant. The Committee shall establish procedures to provide that, with respect to any Participant subject to Section 16(b) of the Exchange Act who would receive cash in whole or in part upon exercise of the Stock Appreciation Right, such exercise may only occur during an exercise period beginning on the third business day following the Company’s public release of quarterly or annual summary statements of sales and earnings and ending on the last day of the month following the month in which such public release occurred or during such other period as the Administrator may provide. To the extent it is not inconsistent with the preceding sentence, the Committee, in its discretion, may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates, or that a Stock Appreciation Right may be exercised during only limited time periods.
     (d) Form of Payment. Payment to the Participant upon exercise of a Stock Appreciation Right may be made (i) in cash, by certified or cashier’s check or by money order, (ii) in shares of Common Stock, (iii) in the form of a Deferred Compensation Stock Option, or (iv) any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted, or with respect to payments contemplated in clauses (i) and (ii) above, at the time of the exercise.
     14. Restricted Stock.
     Restricted Stock Grants may be made to Employees, Non-Employee Directors and Consultants under the Plan. Restricted Stock Grants shall be subject to the following terms and conditions, and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:
     (a) Restricted Stock Grants. A Restricted Stock Grant is an award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Administrator deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of the units as set forth in (c) below. Further, as a condition to the grant of Restricted Stock to any Participant who, at the date of grant has not been employed by the Company and has not performed services for the Company, the Administrator shall require such Participant to pay at least an amount equal to the par value of the shares of Common Stock subject to the Restricted Stock Grant within 30 days of the date of the grant, and failure to pay such amount shall result in an automatic termination of the Restricted Stock Grant.
     (b) Grant of Awards. Restricted Stock Grants shall be granted under the Plan in such form and on such terms and conditions as the Administrator may from time to time approve. Subject to the terms of the Plan, the Administrator shall determine the number of Restricted Stock Grants to be granted to a Participant and the Administrator may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of the shares of Common Stock. The certificate shall be registered in the name of the Participant, shall be accompanied by a stock power duly executed by the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed.
     (c) Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in the Awards, the Participant must continuously provide services for the Company or its Subsidiaries, subject to relief for specified reasons established by the Administrator in the terms of the grant, such as disability or a Change of Control, for a period commencing on the date of the Award and ending on such later date or dates as the Administrator may designate at the time of the Award, provided that the Administrator
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determines that such period is adequate to result in a substantial risk of forfeiture under Code Section 83(a) (“Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Administrator, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Award or the applicable portion thereof, as the case may be.
     (d) Rights as a Shareholder. Except as provided above, a Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.
     15. Other Equity Based Rights.
     (a) Deferred Stock. The Administrator is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:
     (i) Award and Restrictions. Delivery of Shares will occur upon expiration of the deferral period specified for Deferred Stock by the Administrator (or, if permitted by the Administrator, as elected by the Participant). Prior to delivery of the Deferred Stock, the Participant shall not have any of the rights of a Shareholder and shall have the status of an unsecured creditor having the Company’s mere contractual obligation to deliver Shares at a later date. In addition, Deferred Stock shall be subject to such restrictions as the Administrator may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Administrator shall determine.
     (ii) Forfeiture. Except as otherwise determined by the Administrator, upon termination of employment (as determined under criteria established by the Administrator) during the applicable deferral period or portion thereof (as provided in the Award Agreement evidencing Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes.
     (iii) Deferred Stock awards shall be made only if the Administrator determines that any applicable requirements of the Code (pertaining to deferral of taxation), the Employee Retirement Income Security Act of 1974, as amended, Rule 16b-3, and other pertinent statutes, rules and regulations have been complied with, and such awards shall be subject to all additional terms, conditions and restrictions necessary to comply therewith.
     (b) Dividend Equivalents. The Administrator is authorized to grant Dividend Equivalents to Participants. The Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.
     16. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an
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Optionee incurs tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).
     All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:
     (a) the election must be made on or prior to the applicable Tax Date;
     (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;
     (c) all elections shall be subject to the consent or disapproval of the Administrator;
     (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
          In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.
     17. Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
     In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the
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event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of such assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.
     18. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee, Consultant or Non- Employee Director to whom an Option is so granted within a reasonable time after the date of such grant.
     19. Amendment and Termination of the Plan.
     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the material rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply [with Rule 16b-3 under the Exchange Act or] with Sections 162(m) or 422 of the Code (or any other applicable law or regulation, including the requirements of the NYSE or other established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.
     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.
     20. Conditions upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. To the extent required under Code Section 162(m)(4)(C), Performance Based Grants made hereunder with respect to any “covered employee” are subject to stockholder approval of material provisions of the Plan.
     21. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares
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hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     22. Agreements. Options, Stock Purchase Rights, Stock Appreciation Rights, Deferred Stock, Restricted Stock and Dividend Equivalents shall be evidenced by written agreements or award documents in such form as the Administrator shall approve from time to time.
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